Exhibit 10.1

VOTING AGREEMENT

Each of the undersigned, being all of the directors and an executive officer of ROYAL FINANCIAL, INC. (“RYFL”) solely in their capacity as stockholders and having, in the case of the RYFL directors, voted for the approval and adoption by RYFL of that certain Agreement and Plan of Merger (“Merger Agreement”) among RYFL and FINWARD BANCORP (“FNWD”), whereby FNWD will acquire all of the outstanding capital stock of RYFL in exchange for cash consideration and shares of FNWD common stock, no par value per share (the “Holding Company Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Merger Agreement and herein, and in order to induce FNWD to execute and deliver the Merger Agreement to RYFL and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with one another and with each of the parties to such Merger Agreement that the undersigned:

(a)    subject to fiduciary duties and Section 5.06 of the Merger Agreement, will support the consummation of the Holding Company Merger and any merger of any RYFL subsidiaries, including Royal Savings Bank and will recommend the Holding Company Merger for approval and adoption by the stockholders of RYFL;

(b)    will vote all shares of common stock of RYFL (“RYFL Common Stock”) now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the stockholders of RYFL or adjournments thereof, in favor of the approval and adoption of the Merger Agreement and the Holding Company Merger (provided that, for purposes of this paragraph the term “RYFL Common Stock” shall not include: (1) any securities beneficially owned by the undersigned as a trustee or fiduciary except where the undersigned has sole voting discretion over such shares, and (2) any unexercised stock options to purchase shares of RYFL Common Stock); and

(c)    until the earlier of (i) such time as the Merger Agreement has been approved at a meeting of the stockholders of RYFL, or an adjournment thereof, or (ii) the Merger Agreement has been duly terminated in accordance with the provisions thereof, will not transfer any shares of RYFL Common Stock, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to FNWD a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to FNWD. Notwithstanding the foregoing provisions of this paragraph, nothing herein shall prevent the following transfers of RYFL Common Stock: transfers by will or by operation of law (in which case this Voting Agreement shall bind the transferee); transfers for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Voting Agreement; surrender RYFL Common Stock to RYFL in connection with the vesting, settlement, or exercise of RYFL equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement, or exercise, or, in respect of the RYFL equity awards, the exercise price thereon; or as FNWD may otherwise consent to in writing, which such consent shall not be unreasonably withheld, conditioned or delayed.

VOTING AGREEMENT	PAGE 1

The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of RYFL Common Stock indicated beside his or her signature below.

This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Holding Company Merger; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the taking of such action whereby a majority of RYFL’s Board of Directors, in accordance with the terms and conditions of Section 5.06 of the Merger Agreement, withdraws its favorable recommendation of the Merger Agreement to the stockholders of RYFL.

Each of the undersigned acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Voting Agreement and the transactions and consequences contemplated hereby. Each of the undersigned further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf, or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement may be amended, modified or supplemented at any time only by the written approval of such amendment, modification or supplement by FNWD and all of the undersigned. This Voting Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits, and proceedings between the parties hereto relating to this Voting Agreement shall be filed, tried, and litigated only in the Circuit or Superior Courts of Lake County, Indiana or the United States District Court for the Northern District of Indiana. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or other equitable relief to prevent breaches of this Voting Agreement and to seek enforcement specifically of the terms and provisions of this Voting Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity. This Voting Agreement shall be binding upon and inure to the benefit of the undersigned and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Voting Agreement shall survive the death or incapacity of any of the undersigned.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT.

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VOTING AGREEMENT	PAGE 2

EXECUTED AND DELIVERED as of June 28, 2021.

DIRECTORS:

/s/ James A. Fitch, Jr.	(32,763 shares)
James A. Fitch, Jr.
Chairman of the Board

/s/ John T. Dempsey	(28,582 shares)
John T. Dempsey
Director

/s/ Roger L. Hupe	(8,340 shares)
Roger L. Hupe
Director

/s/ C. Michael McLaren	(17,755 shares)
C. Michael McLaren
Director

/s/ Leonard S. Szwajkowski	(67,000 shares)
Leonard S. Szwajkowski
Director, President, and Chief Executive Officer

/s/ Philip J. Timyan	(250,249 shares)
Philip J. Timyan
Director

/s/ Robert W. Youman	(43,400 shares)
Robert W. Youman
Director

EXECUTIVE OFFICER:

/s/ Andrew Morua	(26,605 shares)
Andrew Morua
Senior Vice President, Chief Lending Officer

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